United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
January 24, 2017
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
ServiceLink Holdings, LLC (“ServiceLink”), a majority-owned subsidiary of Fidelity National Financial, Inc. (“FNF”), entered into an Amendment of Consent Order and Consent Order for Civil Money Penalty Assessment (the “Amendment”) with the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, and the Federal Deposit Insurance Corporation (collectively, the “Agencies”) on January 24, 2017. The Amendment is an amendment to the Consent Order, dated as of April 13, 2011 (the “2011 Consent Order”), between Lender Processing Services, Inc. (“LPS”) and certain of its subsidiaries following a review by the Agencies of services provided by LPS’s default operations to mortgage servicers regulated by the banking agencies, including document execution services. The 2011 Consent Order occurred prior to the time that FNF acquired LPS and immediately thereafter ServiceLink assumed the LPS default management subsidiaries and operations on January 2, 2014.
Neither the Amendment nor the 2011 Consent Order makes any findings of fact or conclusions of wrongdoing, nor did LPS admit any fault or liability. Under the 2011 Consent Order, LPS agreed to, among other things, engage an independent third party to conduct a risk assessment and review of LPS’s default management businesses and the document execution services it provided to mortgage servicers from January 1, 2008 through December 31, 2010. The document execution review by the independent third party has been on indefinite hold since June 30, 2013 while the Agencies considered what, if any, additional review work they would like the independent third party to undertake. The Amendment terminates the document execution review requirement of the 2011 Consent Order.
On January 2, 2014, FNF closed its acquisition of LPS, and the LPS default management businesses that were party to and subject to the 2011 Consent Order became a part of ServiceLink. Following the acquisition, ServiceLink satisfied all requirements of the 2011 Consent Order.
In summary, pursuant to the Amendment between ServiceLink and the Agencies, (1) the Agencies assessed and ServiceLink has paid a civil money penalty (the “CMP”) of $65,000,000, (2) ServiceLink’s obligations under the 2011 Consent Order with respect to the document execution review have been terminated; and (3) the Agencies have agreed they will not take any further action against ServiceLink or any of its current or former institution-affiliated parties, including without limitation, FNF and Black Knight Financial Services, Inc., based upon the conduct alleged in the 2011 Consent Order. The foregoing description of the Amendment is a summary, and is qualified in its entirety by the Amendment, which is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
99.1
Amendment of Consent Order and Consent Order for Civil Money Penalty, dated January 24, 2017, between ServiceLink Holdings, LLC and the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, and the Federal Deposit Insurance Corporation

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	January 26, 2017	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary